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                                                                   EXHIBIT 10.19

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STOCK OPTION AGREEMENT                      SYNAVANT  INC.

                                            Employer ID: ________
                                            3445 Peachtree Rd. NE, Suite 1400
                                            Atlanta, GA  30326
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                                            PLAN:          ST00
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THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

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Synavant Inc. (the "Company") hereby grants to you a non-qualified stock option to purchase ________ shares of the Company's common stock at $_________ per share (your "Option"). This grant is effective as of _______________ (the "Date of Grant").

Your Option is subject to and governed by the terms of the Company's 2000 Stock Incentive Plan (the "Plan") document. The provisions of the Plan document are incorporated into this Stock Option Agreement (the "Agreement") by reference. All capitalized terms used in this Agreement but not defined shall have the meanings set forth in the Plan document. In the event the Plan document and this Agreement conflict with one another, the terms of the Plan document shall govern.

VESTING AND STATED EXPIRATION DATE

Your Option will vest and become exercisable according to the following schedule if your employment with the Company or a Subsidiary continues through the vesting date; provided, however, that the terms of the Plan providing for accelerated vesting upon specified terminations of employment shall apply to the
Option:

     Number                                          Stated
     Of Shares                Vest Date              Expiration Date
     ---------------------    ---------------        -------------------------


In the event your employment with or service to the Company and its Subsidiaries terminates, any portion of the Option not vested at or before termination will be forfeited, except as otherwise provided in the Plan. The Option (or applicable portion thereof) shall expire at the stated expiration date, subject to earlier forfeiture or expiration as specified in the Plan and this Agreement.


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EXERCISE OF OPTIONS

You may exercise your Option, at such time as it has become exercisable, only in accordance with the Plan and with any procedures that the Committee may set forth.

Notwithstanding anything to the contrary in this Award Agreement, upon occurrence of a "Change in Control" (as such term is defined in the Plan), then any unvested portion of the Option (not previously forfeited) will become immediately vested and the Option will become immediately exercisable in full and, if your employment with or service to the Company and its Subsidiaries thereafter terminates for any reason other than by the Company (or Subsidiary) for "Cause," the unexercised portion of your Option may thereafter be exercised until the Option's stated expiration date (except as provided below if you engage in Detrimental Activities). For purposes of this Agreement, "Cause" shall have the meaning set forth in any Change-in-Control Agreement between you and the Company in effect at the date of the Change in Control or, if no such agreement is then in effect, "Cause" shall mean termination on account of (A) the willful and continued failure by you to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness or disability or any failure after the issuance of a Notice of Termination by you for Good Reason) which failure is demonstrably and materially damaging to the financial condition or reputation of the Company and/or its subsidiaries, and which failure continues more than 48 hours after a written demand for substantial performance is delivered to you by the Board, which demand specifically identifies the manner in which the Board believes that you have not substantially performed your duties or (B) the willful engaging by you in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. This provision supercedes the default termination provisions set forth in Section 6 of the Plan.

Your sales of shares acquired upon exercise of the Option will be subject to applicable restrictions under the Company's policies regulating insider trading by employees.

NONTRANSFERABILITY OF OPTION

Except as otherwise may be provided under the Plan, you cannot transfer, give or assign your Option to anyone except after your death by your will or by applicable inheritance laws, and during your lifetime your Option shall be exercisable only by you.

FORFEITURE OF UNEXERCISED PORTION OF OPTION.

If you directly or indirectly engage in any of the following activities ("Detrimental Activities"), without the written consent of the Company, while you are working for the Company or any of its affiliates (each, a "Synavant Company") or after you leave (to the extent provided below):

     - using or disclosing any information that has been treated by an Synavant Company as confidential or proprietary and is of competitive advantage to such Synavant Company, unless you are using or disclosing it in the course of your job with such Synavant Company,

     - during your employment or the twelve months after you leave your employment with any Synavant Company, soliciting for anyone other than an Synavant Company the trade or business of any entity that was a customer, prospective customer or supplier of a Synavant Company during the period that you worked for any Synavant Company,


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     -    during your employment or the twelve months after you leave your employment with any Synavant Company, soliciting any employee of any Synavant Company to leave his or her employment; or employing or otherwise using the services of any person who is or was a Synavant Company employee during the last twelve months that you worked for a Synavant Company, or

     - during your employment or the twelve months after you leave your employment with any Synavant Company, directly or indirectly (including without limitation as an officer, director, employee, advisor, consultant or investor), (i) seeking or accepting any employment or other work with or providing assistance to any person or entity that offers Competitive Services (as defined below) to any person or entity that was a customer or potential customer of any Synavant Company at any time during the last two years of your employment with any Synavant Company, or (ii) otherwise providing Competitive Services;

the unexercised portion of your Option shall automatically expire (regardless of vesting) on the date on which you enter into the Detrimental Activity.


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For purposes hereof, "Competitive Services" means engaging in business activities, anywhere in the world, which provide automated sales and marketing support and interactive marketing services to the pharmaceutical and healthcare industry, including using or developing technology similar to that which any ST Company uses to process pharmaceutical or health care information, sales-force management applications, decision-support tools, data-warehousing applications and data-mining applications.

As a condition to the exercise of the Option, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation, and to make a representation and warranty that no Detrimental Activity has occurred or is contemplated within the meaning of this Agreement.

ACKNOWLEDGMENT, AGREEMENT AND CONSENT

You acknowledge, agree and consent that the following are true:

(a) The Plan is discretionary and the Company may amend, cancel or terminate the Plan at any time. The grant of your Option is a one-time benefit offered to you and does not create any contractual or other right for you to receive any grant of options or benefits under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of options, vesting provisions and the exercise price; and

(b) Your participation in the Plan is voluntary. The value of your Option is an extraordinary item of compensation outside the scope of your employment contract, if any. As such, your Option is NOT part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end- of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

PERSONAL DATA AUTHORIZATION

You expressly authorize your employer to furnish the Company (and any agent of the Company administering the Plan or providing Plan recordkeeping services) with such information and data as it shall request in order to facilitate the grant and exercise of your Option and to facilitate administration of the Plan. In addition, you agree and consent that certain personal data concerning you and your participation in the Plan will be transmitted and communicated outside the country of your employment or residence in order that the Company may administer the Plan.

GOVERNING LAW

The Plan and this Agreement shall be governed by the laws of the State of Georgia without regard to its conflicts of law doctrine.

Any legal proceeding arising out of this Agreement shall be brought exclusively in the federal or state courts located in the State of Georgia. You agree to submit to personal jurisdiction and to venue in those courts. You further agree to waive all legal challenges and defenses to the appropriateness of Georgia as the site of any such legal proceeding and to the application of Georgia law.

ACCEPTANCE


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You do not need to do anything if you want to accept your Options on the terms set out in this Agreement. It would however help us if you would sign the enclosed copy of this Agreement in the space indicated below and return a copy to us by mail to:

         ------------------------

         ------------------------

         ------------------------

         ------------------------

         ------------------------

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If you do not want to accept your Option on the terms set out in this Agreement, please write to the Company at the above address, marking your envelope to the attention of _________________, no later than _______________. Your Option will then be cancelled. If you do not write to us telling us that you do not want your Option by _________________, we will assume that you want to accept your Options and agree to the terms set out in this Agreement.

By signing below, you accept your Option as described above and the terms and conditions set out in this Agreement, the Plan and all related documents. Copies of the Plan and such related documents are being provided to you as part of this Agreement.

SYNAVANT INC.

By:_____________________________                  __________________________
   Kevin Tarrant                                  Employee's Signature
   Chief Human Resources Officer

                                                  __________________________
                                                  PRINT NAME


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